Exhibit B-10

BY-LAWS

of

BEST CELLARS INC.

ARTICLE I

OFFICES

Section 1. Principal Office

The principal office of the Corporation shall be in the City of New York, County of New York, and State of New York.

Section 2. Additional Offices

The Corporation may also have offices and places of business at such other places, within or without the State of New York, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Time and Place

The annual meeting of the shareholders of the Corporation and all special meetings of shareholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting

The annual meeting of shareholders shall be held on the first Tuesday of September of each year, if not a legal holiday or, if a legal holiday, then on the next business day thereafter, and the shareholders shall then elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Notice of Annual Meeting

Notice of the place, date and hour of the annual meeting of shareholders shall be given, as provided in Article V of these By-laws, to each shareholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days prior to the meeting.

Section 4. Special Meetings

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the President or by action of the Board of Directors, and shall be called by the President or Secretary at the written request of shareholders holding at least twenty-five percent (25%) of the voting shares of the Corporation. Such request shall state the purpose or purposes of the proposed meeting.

Section 5. Notice of Special Meeting

Notice of any special meeting of shareholders, stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called, and by or at whose direction it is being issued, shall be given, as provided in Article V of these By-Laws, to each shareholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days prior to the meeting.

Section 6. Quorum

Except as otherwise provided by the Certificate of Incorporation or by law, the holders of one-third (1/3) of the shares of the Corporation entitled to vote thereat shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of the shareholders. If a quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of the adjourned meeting need be given if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, provided, that if, after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at such meeting. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

Section 7. Voting

(a) Every shareholder having the right to vote shall be entitled to vote in person or by proxy at any meeting of the shareholders. Except as otherwise provided in the Certificate of Incorporation, each shareholder shall have one (1) vote for each share of stock having voting power which is registered in his name on the books of the Corporation.

(b) Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, Directors shall be elected by a plurality, and all other matters shall be decided by a majority, of the votes cast by holders of voting shares of the Corporation.

(c) At each meeting of the shareholders, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions relating to the existence of a quorum, the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by one or more inspectors of election. Such inspectors may be appointed in advance of the meeting by the Board of Directors or, if not so appointed, the chairman of the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more such inspectors. If for any reason, any of the inspectors appointed shall fail to attend or refuse or be unable to serve, the vacancy may be filled in like manner. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability, and the oath so taken shall be filed with the minutes of such meeting. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them, and execute a certificate of any fact found by them. The requirement of inspectors at any shareholders’ meeting shall be deemed to have been waived unless compliance therewith is requested by a shareholder present in person or by proxy and entitled to vote at such meeting.

Section 8. Proxies

A proxy, to be valid, shall be executed in writing by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law.

Section 9. Consents

Whenever by any provision of law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Nothing in this paragraph shall be construed to alter or modify any provision of law or of the Certificate of Incorporation under which the written consent of the holders of less ..than all outstanding shares is sufficient for corporate action.

ARTICLE III

DIRECTORS

Section 1. Number; Tenure

(a) The number of Directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the shareholders or adopted by a majority of the entire Board, but shall not be less than three (3), except that where all the shares of the Corporation are owned beneficially and of record by less than three (3) shareholders, the number of Directors may be less than three (3) but not less than the number of shareholders. The Board of Directors shall initially be composed of three (3) Directors. As used in these By-Laws, “entire Board” means the total number of directors which the Corporation would have if there were no vacancies.

(b) Except as otherwise provided in these By-Laws for the filling of vacancies, Directors shall be elected at each annual meeting of shareholders to serve until the next annual meeting of shareholders and until their respective successors shall have been elected and qualified.

Section 2. Powers

The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the Corporation as it may deem proper, not inconsistent with the laws of the State of New York, the Certificate of Incorporation or these By-Laws.

In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Directors may exercise all such powers of the Corporation and do such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

Section 3. Resignation; Removal

Any Director may resign at any time, by giving written notice of such resignation to the Board of Directors or to the President, and such resignation shall be effective upon delivery of such notice or at such time as may be specified in such notice.

Except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more Directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, any one or more of the Directors may be removed, (a) either for or without cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the Corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or, (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board. A vacancy or vacancies occurring from such removal may be filled at the special meeting of shareholders held for that purpose or at a regular or special meeting of the Board of Directors.

When by the provisions of the Certificate of Incorporation, the Corporation shall have cumulative voting, no Director may be removed when the votes, cast against his removal would be sufficient to elect him if voted cumulatively at an election at which the same total number of votes were cast and the entire Board, or the entire class of Directors of which he is a member, were then being elected.

When by the provisions of the Certificate of Incorporation the holders of the shares of any class or series, or holders of bonds, voting as a class, are entitled to elect one or more Directors, any Director so elected may be removed only by the applicable vote of the holders of the shares of that class or series, or the holders of such bonds, voting as a class.

Section 4. Vacancies

If any vacancy shall occur in the Board of Directors for any reason, including vacancies occurring by reason of the removal of Directors with or without cause and newly created directorships resulting from an increase in the number of directors, such vacancy may be filled by vote of a majority of the Directors then in office, even if the same be less than a quorum, and each Director so chosen shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified, unless sooner removed; provided, however, that if in the event of any such vacancy, the Directors remaining in office shall not, by majority vote, fill such vacancy within thirty (30) days of the occurrence thereof, the President or Secretary may call a special meeting of the shareholders at which such vacancy may be filled.

Section 5. Executive Committee and Other Committees

The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three (3) or more Directors, and each of which, to the extent provided in said resolution or in these By-Laws, and except as limited by law or the Certificate of Incorporation, shall have all of the authority of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent member of members at any meeting of such committee. The Board of Directors, by resolution adopted by a majority of the entire Board, may remove a Director from membership in any such committee with or without cause. Each such committee shall keep regular minutes of its proceedings and shall report thereon to the Board from time to time as required.

Section 6. Liability of Directors in Certain Cases

(a) Directors of the Corporation who vote for or concur in any of the following corporate actions shall be jointly and severally liable to the Corporation for the benefit of its creditors or shareholders, to the extent of any injury suffered by such persons, respectively, as a result of such action (all sections herein cited refer to the Business Corporation Law of the State of New York):

(1) The declaration of any dividend or other distribution to the extent that it is contrary to the provisions of paragraphs (a) and (b) of Section 510 (Dividends or other distributions in cash or property).

(2) The purchase of the shares of the Corporation to the extent that it is contrary to the provisions of Section 513 (Purchase or redemption by a Corporation of its own shares).

(3) The distribution of assets to shareholders after dissolution of the Corporation without paying or adequately providing for all known liabilities of the Corporation, excluding any claims not filed by creditors within the time limit set in a notice given to creditors under articles 10 (Non-judicial dissolution) or 11 (Judicial dissolution).

(4) The making of any loan contrary to Section 714 (Loans to directors).

(b) A Director who is present at a meeting of the Board, or any committee thereof, when action specified in paragraph (a) is taken shall be presumed to have concurred in the action unless his dissent thereto shall be entered in the minutes of the meeting, or unless he shall submit his written dissent to the person acting as secretary of the meeting before the adjournment thereof, or shall deliver or send by registered mail such dissent to the Secretary of the Corporation promptly after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action. A Director who is absent from a meeting of the Board, or any committee thereof, when such action is taken shall be presumed to have concurred in the action unless he shall deliver or send by registered mail his dissent thereto to the Secretary of the Corporation or shall cause such dissent to be filed with the minutes of the proceedings of the Board or committee within a reasonable time after learning of such action.

(c) Any Director against whom a claim is successfully asserted under this section shall be entitled to contribution from the other Directors who voted for or concurred in the action upon which the claim is asserted.

(d) Directors against whom a claim is successfully asserted under this section shall be entitled, to the extent of the amounts paid by them to the Corporation as a result of such claims (all sections herein cited refer to the Business Corporation Law of the State of New York):

(1) Upon payment to the Corporation of any amount of an improper dividend or distribution, to be subrogated to the rights of the Corporation against shareholders who received such dividend or distribution with knowledge of facts indicating that it was not authorized by Section 510, in proportion to the amounts received by them respectively.

(2) Upon payment to the Corporation of any amount of the purchase price of an improper purchase of shares, to have the Corporation rescind such purchase of shares and recover for their benefit, but at their expense, the amount of such purchase price from any seller who sold such shares with knowledge of facts indicating that such purchase of shares by the Corporation was not authorized by Section 513.

(3) Upon payment to the Corporation of the claim of any creditor by reason of a violation of subparagraph (a)(3) of this Section 6 of the By-Laws, to be subrogated to the rights of the Corporation against shareholders who received an improper distribution of assets.

(4) Upon payment to the Corporation of the amount of any loan made contrary to Section 714, to be subrogated to the rights of the Corporation against a Director who received the improper loan.

(e) A Director shall not be liable under this section if, in the circumstances, he performed his duty to the Corporation under Section 717 of the Business Corporation Law of the State of New York.

ARTICLE IV

MEETINGS OF THE BOARD

Section 1. Place

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New York.

Section 2. Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be fixed by resolution of the Board. In addition, the Board may hold an annual meeting, without notice, immediately following the annual meeting of shareholders.

Section 3. Special Meetings

Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by the President or Secretary, on five (5) days’ notice by mail or two (2) days’ notice either personally or by telegram, to each Director as provided in Article V of these By-Laws; special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice upon the written request of any two (2) Directors, unless there shall be only one (1) Director of the Corporation.

Section 4. Quorum

Except as otherwise provided by the Certificate of Incorporation or by law, at all meetings of the Board of Directors, one-third (1/3) of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business. Except as may be otherwise provided by law, the vote of a majority of the Directors present at the time of the vote shall, if a quorum is present, be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Two (2) days’ notice of any such adjournment shall be given, either personally or by telegram, or five (5) days’ notice by mail, to each Director who was not present and, unless announced at the meeting, to the other Directors.

Section 5. Compensation

Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 6. Written Consent

Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent in writing to the adoption of a resolution authorizing such action. Every such resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Board or committee.

Section 7. Participation at Meetings by Means of Communications Equipment

Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or such committee, as the case may be, by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall be deemed to constitute presence in person at such a meeting.

ARTICLE V

NOTICES

Section 1. Form; Delivery

Notices to Directors and shareholders shall be in writing and may be delivered personally or by mail or, to Directors, by telegram. Notice to a Director or shareholder shall be deemed to have been given: (i) if by mail, when deposited in the United States mail with first class postage thereon prepaid, or (ii) if by telegram, when ordered or, if a delayed delivery is ordered, as of such delayed delivery time, directed to such Director or shareholder at his address appearing on the records of the Corporation, or if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

Section 2. Waiver

Whenever a notice is required to be given by any statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by such person or by proxy of the person entitled to such notice whether before or after the meeting, shall be deemed equivalent to such notice. In addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any Director attending a meeting of the Board of Directors without protesting such lack of notice prior to the meeting or at its commencement, shall be conclusively deemed to have waived notice of such meeting.

ARTICLE VI

OFFICERS

Section 1. Officers

The officers of the Corporation shall be a President, a Secretary and a Treasurer, and such other officers, including one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and a Chairman of the Board, as may be determined by the Board of Directors. Any two or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person unless all of the issued and outstanding stock of the Corporation is owned by such person. No officer except the Chairman of the Board need be a member of the Board of Directors.

Section 2. Authority and Duties

All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be provided by the Board of Directors.

Section 3. Term of Office; Removal

All officers shall be elected or appointed by the Board of Directors and shall hold office during the pleasure of the Board. Any officer or agent elected or appointed by the Board may be removed with or without cause at any time by the Board. The removal of an officer without cause shall be without prejudice to his contractual rights, if any. The election or appointment of an officer shall not of itself create any contractual rights.

Section 4. Compensation

The compensation of all officers of the Corporation shall be fixed by the Board of Directors, and the compensation of agents shall either be so fixed or shall be fixed by officers thereunto duly authorized. The fact that any officer is a Director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

Section 5. Vacancies

If an office becomes vacant for any reason, the Board of Directors may fill the vacancy, and any officer so appointed or elected by the Board shall serve only until the expiration of the term of his predecessor unless re-elected by the Board of Directors.

Section 6. The Chairman of the Board

The Chairman of the Board of Directors, if there be any, shall preside at all meetings of the shareholders and Directors at which he is present, and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors, or the Executive Committee, if there be any.

Section 7. The Chief Executive Officer

The Chief Executive Officer shall be highest officer of the Corporation; in the absence of the Chairman of the Board, or if there be no Chairman, he shall preside at all meetings of the shareholders or Directors at which he is present; he shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect.

Section 8. The Vice-President

The Vice-President or, if there be more than one, the Vice-Presidents in the order of priority determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers and duties of the President, and shall generally assist the President and perform such other duties as the Board shall prescribe.

Section 9. The Secretary

The Secretary shall record, or cause to be recorded, all votes at meetings of the Board of Directors or of the shareholders, and shall keep or cause to be kept minutes of all corporate proceedings, and shall perform like duties for the standing committees when required. He shall give and serve, or cause to be given and served, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board may direct, and shall perform all other duties incident to the office of the Secretary.

Section 10. The Assistant Secretary

During, the absence or disability of the Secretary, the Assistant Secretary, or, if there be more than one, the one so designated by the Secretary or by the Board of Directors, shall have all the powers and duties of the Secretary.

Section 11. The Treasurer

The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including Securities, and all evidence of indebtedness of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse out of the funds on hand all bills, payrolls and just debts of the Corporation upon maturity, and shall disburse any other sums out of the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an accounting of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform all other duties incident to the office of Treasurer as may be prescribed by the Board.

Section 12. The Assistant Treasurer

During the absence or disability of the Treasurer, the Assistant Treasurer, or, if there be more than one, the one so designated by the Treasurer or by the Board of Directors, shall have all the powers and duties of the Treasurer.

Section 13. Bonds

If the Board of Directors shall so require, any officer or agent of the Corporation shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

ARTICLE VII

SHARE CERTIFICATES

Section 1. Form; Signature

The certificates for shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and recorded in the books of the Corporation as they are issued. Each certificate shall state: (i) that the Corporation has been formed under the laws of the State of New York, (ii) that the shares shall be transferable in the manner provided by law and in these By-Laws, and (iii) the registered holder’s name and the number and class of shares, and shall be signed by the Chairman, President or a Vice-President and the Secretary,

Assistant Secretary, Treasurer or an Assistant Treasurer, and may bear the seal of the Corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, the signature or signatures of which was or were placed on any such certificate, shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2. Lost Certificates

The Board of Directors may direct that a new share certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the furnishing to the Corporation of an affidavit to that effect by the person claiming that the certificate has been lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation and its transfer agent(s) and registrar(s) a bond in such sum as it may direct (including a bond without limit as to amount) as indemnity against any claim which may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3. Registration of Transfer

Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Record Date

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to expess consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any such meeting, nor more than fifty (50) days prior to such other action.

In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as shareholders for the relevant purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.

ARTICLE VIII

INDEMNIFICATION

Section 1. Indemnification

The Corporation shall indemnify, to the fullest extent permitted by law, any person made, or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a Director or officer of the Corporation, or served any other corporation of any type or kind, domestic or foreign, or partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such Director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

Notwithstanding the foregoing, the Corporation shall not indemnify any person adjudged to have breached his duty to the Corporation under Section 717 or Section 715(h) of the Business Corporation Law of the State of New York.

ARTICLE IX

GENERAL PROVISIONS

Section 1. Fiscal Year

The fiscal year of the Corporation shall end on December 31 in each year; provided, however, that such fiscal year may be changed by resolution of the Board of Directors.

Section 2. Dividends

Subject to any provisions of the Certificate of Incorporation and the laws of the State of New York, dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors out of capital surplus at any regular or special meeting and may be paid in cash, property or shares of the capital stock of the Corporation.

Section 3. Checks; Obligations

All checks, demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers, or such other person or persons, as the Board of Directors may from time to time designate.

Section 4. Seal

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal New York”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE X

AMENDMENTS

Section 1. Power to Amend

The shareholders entitled at the time to vote in the election of any Directors shall have power to amend, repeal or adopt By-Laws by majority vote at any annual or special meeting of shareholders. The Board of Directors shall have power to amend, repeal or adopt By-Laws by majority vote at any regular or special meeting of the Board; provided, however, that any By-Law adopted by the Board of Directors may be amended or repealed by the shareholders entitled at the time to vote in the election of any Director.

Section 2. Amendment Affecting Election of Directors; Notice

If any By–Law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.